Investor Presentation Filed by SYNNEX Corporation pursuant to Rule 425 under the Securities Act of 1933, as amended and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended Subject Company: Convergys Corporation Commission File No. 001-14379 June 28, 2018 SYNNEX’ Concentrix Division Announces the Acquisition of Convergys Positions Concentrix as a Premier Global Customer Engagement Services Company June 28, 2018

Safe Harbor Statement DISCLOSURE NOTICE: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 related to SYNNEX Corporation (“SYNNEX”), Convergys Corporation (“Convergys”) and the proposed acquisition of Convergys by SYNNEX. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of Convergys, SYNNEX or the combined company. These forward- looking statements may be identified by terms such as anticipate, believe, foresee, expect, intend, plan, may, will, could and should and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements regarding the acquisition of Convergys, the potential benefits of the proposed acquisition, including future financial and operating results, plans, objectives, expectations and intentions, the timing and financial impact thereof, including with respect to revenue, adjusted EBITDA, EPS, and adjusted ROIC, both in amounts and timing, the amount and form of consideration, the methods SYNNEX will use to finance the cash portion of the transaction, costs, funding and debt levels, geographical footprint, operating leverage, closing conditions, regulatory approvals, that the transaction is expected to be accretive, and the synergies of SYNNEX and the acquired businesses. In addition, all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to customers, vendors, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory and shareholder approvals) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX, Convergys or the combined company; failure to protect proprietary or personally identifiable data against unauthorized access or unintended release; the ability to retain key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of SYNNEX and Convergys, and on SYNNEX’ and Convergys’s operating results; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

Safe Harbor Statement Note on Non-GAAP Financial Measures This document includes certain non-GAAP financial measures, including adjusted EBITDA, EPS, and adjusted ROIC. Management considers GAAP financial measures as well as non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of the Company’s operating income, EPS and ROIC as calculated in accordance with GAAP. These non-GAAP measures are forward-looking. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Additional Information and Where to Find It In connection with the proposed transaction between SYNNEX and Convergys, SYNNEX and Convergys will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a SYNNEX registration statement on Form S-4 that will include a joint proxy statement of SYNNEX and Convergys that also constitutes a prospectus of SYNNEX, and a definitive joint proxy statement/prospectus will be mailed to stockholders of SYNNEX and shareholders of Convergys. INVESTORS AND SECURITY HOLDERS OF SYNNEX and CONVERGYS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SYNNEX or Convergys through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SYNNEX will be available free of charge within the Investors section of SYNNEX’ website at http://ir.synnex.com or by contacting SYNNEX’ Investor Relations Department at 510-668-8436. Copies of the documents filed with the SEC by Convergys will be available free of charge on Convergys’s website at http://investor.convergys.com/ or by contacting Convergys’s Investor Relations Department at (513) 723-7768.

Safe Harbor Statement No Offer or Solicitation This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Participants in Solicitation SYNNEX, Convergys, and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SYNNEX is set forth in its Annual Report on Form 10-K for the year ended November 30, 2017, which was filed with the SEC on January 26, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on February 22, 2018. Information about the directors and executive officers of Convergys is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 16, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Today’s Announcement SYNNEX’ Concentrix Diversifies revenue base and positions SYNNEX for Division to Acquire continued growth and margin expansion Convergys to Create a Premier Global Customer Engagement Combines two industry leaders, extending Concentrix’ Services Company client base and global footprint Enhanced Financial Profile: Adds ~$2.7 billion of revenue and ~$380 million of adjusted EBITDA(1) in year one + Significant Synergies: Expect to realize a minimum $150 million of annualized cost synergies within 36 months Value Accretive Transaction: Expect non-GAAP EPS accretion of mid-single digits in year 1, reaching double- digits by year two (2) (1) Includes expected $50M of the total $150M cost synergies. (2) After cost synergies and before one-time costs. 5

Strategic Rationale Enhances SYNNEX’ position as a leading business process services company Increases Concentrix’ scale and diversifies revenue base Significantly expands strategic client base and geographical footprint Strengthens position in strategic industry verticals Highly compelling financial attributes Delivers Significant Long-Term Shareholder Value 6

Convergys Snapshot Revenue by Vertical and Geography • Convergys is an industry leader in26% the customer experience market Revenue by Revenue by 9% Vertical (2) Geography (1) • Convergys services name brand clients across its global footprint with high21% performance, standardized Other Healthcare Rest of methodologies 5% World Financial 8% • Convergys operates 125+ locations services 26% 11% across 30 countries 43% 11% • Revenues of ~$2.7 billion (1) Retail 74% • Founded in 1998 and headquartered in 22% Cincinnati, Ohio Communications Technology United States ~115,000 30 265+ 58 Employees worldwide Countries Clients Languages served Source: Convergys public filings and Investor Presentations (1) Based on Convergys trailing twelve months financials as of December 31, 2017. (2) Based on Convergys trailing three months financials as of March 31, 2018. 7

Combination of Concentrix and Convergys

~$4.7B
Revenue

650+
Clients

225,000+
Employees

6,000+
Credentialed Professionals

40
Countries

70
Languages

	Concentrix / Convergys
Customer Base	• Combined client base of 650+ of the best brands • 100+ clients from the Fortune 1000
Vertical Expertise	• Convergys further enhances domain expertise in key strategic verticals - Financial Services, Healthcare, Technology, Automotive
Footprint	• Concentrix footprint enhanced with Convergys' presence in Germany and rest of Europe • Convergys footprint enhanced with Concentrix' presence in APAC and Latam
Higher Value Capabilities	• Leverage Concentrix' higher value capabilities across Convergys' client base • Tigerspike, marketing optimization, automation, analytics, consulting

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SYNNEX CORPORATION

Enhances SYNNEX’ position as a leading business process services company Diversified Financial Profile Revenue Mix (1) Adjusted EBITDA Mix(1) 23% Concentrix + Convergys 43% 57% Technology Technology Solutions Concentrix + Solutions Convergys 77% Concentrix + Convergys (2) Technology Solutions Balanced Portfolio between Technology Solutions and Concentrix 9 (1) Based on SYNNEX trailing twelve months financials as of February 28, 2018 and Convergys trailing twelve months financials as of March 31, 2018. (2) Pro forma for Convergys.

Transaction Overview Transaction • SYNNEX to acquire Convergys for $26.50 per share: • $13.25 per share in cash; and 0.1193 SYNNEX common shares for Consideration each share of Convergys common stock, subject to a two-way collar • Approximately $2.43 billion transaction equity value, and net debt of approximately $315 million Financial • Minimum $150 million of annual cost synergies: expect $50 million in first 12 Impact months, achieving $150 million by third year • Expect non-GAAP EPS accretion of mid-single digits in year one, reaching double-digits by year two • Expect adjusted ROIC to meet or exceed our requirements Financing • Total cash consideration to be funded from existing cash and new debt • $1.8 billion of committed financing for the purchase price and to maintain appropriate liquidity for ongoing working capital needs • Expect debt to adjusted EBITDA of ~3.5x leverage at closing, and expected return to historical levels of 2.5x or less within 18-24 months Timing • Expect to close by the end of 2018 calendar year • Subject to SYNNEX and Convergys shareholder votes, regulatory approval and customary closing conditions 10